Filed Pursuant to Rule 424(b)(5)

Registration No. 333-276318

PROSPECTUS SUPPLEMENT

(To prospectus dated January 11, 2024)

Up to $10,000,000

Common Stock

We have entered into an At The Market Offering Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”) relating to the sale of shares of our common stock, no par value, offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell shares of our common stock having an aggregate offering price of up to $10,000,000 from time to time through or to the Agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “FTHM.” On January 22, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.33 per share. The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus supplement is $30,959,679 based on 14,535,061 shares of outstanding common stock held by non-affiliates, and a per share price of $2.13 based on the closing sale price of our common stock on December 3, 2024 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus supplement is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Sales of our common stock, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. The Agent is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price of the shares of our common stock sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-18 for additional information regarding the compensation to be paid to the Agent. In connection with the sale of the common stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-18 regarding the compensation to be paid to the Agent.

We are an “emerging growth company” and “smaller reporting company” as defined under the federal securities laws and, under applicable Securities and Exchange Commission rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page S-10 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Roth Capital Partners

Prospectus Supplement dated January 23, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $10,000,000 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus dated January 11, 2024, which provides general information, some of which might not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Agent has not, authorized anyone to provide you with information other than that contained in this prospectus supplement, the accompanying base prospectus and any free writing prospectus. We are not, and the Agent is not, making an offer to sell or soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Fathom,” “Company,” “we,” “our” and “us” in this prospectus supplement, we mean Fathom Holdings Inc. and its consolidated subsidiaries, unless otherwise specified.

“Fathom”, the Fathom logo and other trademarks or service marks of Fathom Holdings Inc. appearing in this prospectus supplement are the property of Fathom Holdings Inc. Each trademark, trade name, service mark or copyright of any other company appearing or incorporated by reference in this prospectus belongs to its holder. Solely for convenience, trademarks, trade names, service marks and copyrights referred to in this prospectus may appear with or without the “©”, “®” or “™” symbols, but the inclusion, or not, of such references are not intended to indicate, in any way, that we, or the applicable owner, will not assert, to the fullest extent possible under applicable law, our or their, as applicable, rights to these trademarks, trade names service marks or copyrights. We do not intend our use or display of other companies’ trademarks, trade names, service marks or copyrights to imply a relationship with, or endorsement or sponsorship of us by, such other companies.

S-3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain or may include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. For these purposes, any statements contained or incorporated by reference herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “plans,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “aims,” “projects,” “predicts,” “pro forma,” “anticipates,” “potential” or other similar words (including their use in the negative), or by discussions of future matters and other statements that are not historical.

These statements are based upon the current beliefs and expectations of our management but are subject to significant risks and uncertainties, including:

•	the risks associated with government spending, inflation, the Federal Reserve’s policies and rate increases, and the unprecedented rapid increase in mortgage interest rates;
•	our ability to remain an innovative leader in the real estate industry;
•	our ability to effectively manage rapid growth in our business;
•	any failure to prevent security breaches, cybersecurity incidents, and interruptions, delays and failures in our systems and operations;
•	our ability to grow in the various local markets that we serve or expand into adjacent markets;
•	our ability to identify and pursue new business opportunities;
•	our value proposition for agents, including allowing them to keep more of their commissions than traditional companies do, and receive equity in our Company;
•	our ability to make sure agents understand our value proposition so that we can attract, retain and incentivize agents;
•	our ability to attract and retain additional qualified agents and other personnel;
•	our ability to compete effectively with existing and new companies in the real estate industry;
•	the risks associated with making meaningful comparisons of successive quarters;
•	our non-GAAP operating performance, as reported using Adjusted EBITDA, which is not equivalent to net income (loss) as determined under GAAP;
•	our failure to be able to expand, maintain and improve the systems and technologies upon which we rely on to operate;
•	our ability to maintain compliance with the law and regulations of federal, state, foreign, county governmental authorities, or private associations and governing boards, including anti-trust laws that are the subject of ongoing litigation in a number of states;
•	our ability to sell originated loans;
•	our ability to obtain sufficient financing to fund the origination of mortgage loans and grow our mortgage business;
•	our ability to establish and maintain effective internal controls over financial reporting;
•	the risks associated with the failure of our mortgage business to sell its originated loans;
•	the risks associated with the loss of our current executive officers or other key management;
•	the risks associated with employee or agent litigation and unfavorable publicity;
•	our failure to protect intellectual property rights;
•	our ability to be able to evaluate potential vendors, suppliers and other business partners for acquisition in order to accelerate growth;
•	our ability to integrate our recently acquired businesses;
•	our future revenues and growth prospects and our dependence on other contractors;
•	our potential need to acquire additional capital to support business growth, which might not be available on acceptable terms, if at all;
•	the risks associated with our bitcoin treasury strategy and the high volatility and counterparty risks associated with bitcoin;
•	the accounting, regulatory, commercial, and technical risks associated with bitcoin;
•	our ability to obtain sufficient additional capital on reasonable terms in order to grow our business;
•	the risks associated with litigation filed by or against us, and adverse results therefrom;
•	our ability to manage technology that is currently being developed in foreign countries, including Brazil, which makes us subject to certain risks associated with foreign laws and regulations; and
•	other factors discussed elsewhere in this prospectus and in any prospectus supplement and in any document incorporated herein or therein by reference.

We might not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included more detailed disclosure about important factors in the cautionary statements included in this prospectus, particularly under “Risk Factors” on page S-10 of this prospectus supplement and the documents incorporated herein that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. The environment in which we operate is highly competitive and rapidly changing and it is not possible for our management to predict all risks, as new risks emerge from time to time, such as the unprecedented increases in interest rates and the anti-trust litigation against many participants in the real estate industry in a number of states.

You should read this prospectus supplement and the documents incorporated by reference to this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.

S-4

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus. You also should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein from our filings with the SEC, listed in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our common stock in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read the entire prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus are a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” beginning on page S-10 of this prospectus supplement and page 7 of the accompany prospectus and our financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus, before purchasing our common stock in this offering.

Company Overview

Fathom Realty LLC was founded in January 2010 and later incorporated as Fathom Holdings Inc. in the state of North Carolina on May 5, 2017. We are a national, technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and Software as a Service (“SaaS”) offerings to brokerages and agents by leveraging intelliAgent, our proprietary cloud-based software. The Company’s brands include Fathom Realty, Encompass Lending, intelliAgent, LiveBy, Real Results, and Verus Title.

For Fathom Realty, our core business, our overhead business model leverages our proprietary software platform for management of real estate brokerage back-office functions, without the cost of physical brick and mortar offices or of redundant personnel. As a result, we can offer our agents significantly more of their commissions compared to traditional real estate brokerage firms; we do not split our agents’ commissions, but instead charge a flat fee per real estate transaction. We believe we offer our agents some of the best technology, training, and support available in the industry. We also offer our agents valuable benefits, including equity in our Company if they achieve growth goals. We believe our commission structure, business model, advanced technology offerings, and our focus on treating our agents well attract more agents and higher producing agents to join and stay with our Company.

Fathom Realty’s commission model is designed to empower real estate agents to build a more profitable business by allowing them to keep a high percentage of their commission without sacrificing support, technology, or training. We believe that by simply joining our company, agents from traditional model brokerages can increase their income by over 25% on average. More importantly, agents are able to take that increase and reinvest it into their marketing thereby increasing their number of transactions and revenue which also benefits Fathom.

In just fourteen years since we launched our Company, we have grown rapidly with operations in 43 states plus the District of Columbia.

Implications of Being An Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to public companies in the United States. These provisions include:

•	presenting only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;
•	reduced disclosure about our executive compensation arrangements;
•	an exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments;
•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting; and
•	an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements.

S-5

We will remain an emerging growth company until the earliest to occur of:

•	the last day of the fiscal year in which we have annual gross revenues of $1.07 billion or more;
•	the date on which we have issued more than $1.0 billion in non-convertible debt in the previous three years;
•	the last day of the fiscal year in which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates is $700.0 million or more as of the last business day of the second fiscal quarter of such year; and
•	the last day of the fiscal year ending after the fifth anniversary of this offering.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our investors may be different from the information you might receive from other public reporting companies that are not emerging growth companies in which you hold equity interests. It is possible that some investors will find our common stock less attractive as a result of our elections, which may cause a less active trading market for our common stock and more volatility in our stock price. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, we will continue to be permitted to make certain reduced disclosures in our periodic reports and other documents that we file with the SEC.

Corporate Information

We were incorporated under the laws of the state of North Carolina on May 5, 2017 as a private company. We completed our initial public offering in July 2020.

Our principal executive offices are located at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina, NC 27518 and our telephone number is (888) 455-6040. Our corporate website address is www.fathomrealty.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus supplement and our reference to the URL for our website is intended to be an inactive textual reference only.

S-6

THE OFFERING

Common Stock offered by us	Shares of our common stock having an aggregate offering price of up to $10,000,000.

Common stock to be outstanding immediately after this offering	Up to 28,526,675 shares, assuming sales of 7,518,796 shares of our common stock in this offering at an offering price of $ 1.33 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on January 22, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading markets for our common stock through the Agent. See the section entitled “Plan of Distribution” on page S-18 of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds of this offering for working capital and other general corporate purposes, including the acquisition of bitcoin under our bitcoin treasury strategy. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any specific acquisition as of the date of this prospectus supplement. Accordingly, we will retain broad discretion over the use of these proceeds. To the extent we do not use the net proceeds as described above, we intend to invest any remaining net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. federal government.

Risk Factors	Investing in our common stock involves a high degree of risk. See the information contained or incorporated by reference under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and on page 7 of the accompanying prospectus and in the documents incorporated by reference herein and therein and in any free writing prospectus that we authorize for use in connection with this offering.

Nasdaq Capital Market symbol	“FTHM”

RECENT DEVELOPMENTS

Preliminary Financial Data

The following preliminary financial information for the three months ended December 31, 2024 is based upon our estimates and subject to completion of our financial closing procedures. Moreover, these data have been prepared solely on the basis of currently available information by, and are the responsibility of, management.

Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

This summary is not a comprehensive statement of our financial results for this period, and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, completion of the review of our financial statements and other developments that may arise between now and the time the review of our financial statements is completed. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

Revenue

Despite a significant rise in mortgage rates following the Federal Reserve Bank lowering of the overnight rate in December 2024, Fathom estimates that revenues for the fourth quarter of 2024 were between $89.7 million to $91.7 million, an increase of between 7% and 10% over the third quarter of 2024. This also represents an increase of between 21% and 24% over the fourth quarter of 2023.

Gross Profit

Total gross profit dollars for the fourth quarter of 2024 is expected to increase within a range of 28% to 30% compared to the same period last year.

GAAP Net Loss

GAAP net loss for the fourth quarter of 2024 is expected to total between $7.3 million and $7.4 million, compared with a net loss of $8.4 million for the fourth quarter of 2023.

Adjusted EBITDA

Adjusted EBITDA for the fourth quarter of 2024 is expected to be a loss in the range of $2.8 million to $3.0 million. Fathom provides Adjusted EBITDA, a non-GAAP financial measure, because it offers additional information for monitoring the Company's cash flow performance. A table reconciling Adjusted EBITDA to its most comparable GAAP measure, as well as an explanation of, and important disclosures about, this non-GAAP measure, is included below.

Key Metrics

Agent count increased by 23% to approximately 14,500 as of December 31, 2024 from approximately 11,700 agents as of December 31, 2023. Brokerage transaction count for the fourth quarter of 2024 increased by approximately 16.5% compared to the fourth quarter of 2023.

Note about Non-GAAP Financial Measures

To supplement Fathom's consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. This non-GAAP financial measure, which may be different than similarly titled measures used by other companies, is presented to enhance investors' overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Fathom defines the non-GAAP financial measure of Adjusted EBITDA as net income (loss), excluding other income and expense, income taxes, depreciation and amortization, share-based compensation expense, NAR related and other litigation claim and settlement costs, and transaction-related cost.

Fathom believes that Adjusted EBITDA provides useful information about the Company's financial performance, enhances the overall understanding of its past performance and future prospects, and allows for greater transparency with respect to a key metric used by Fathom's management for financial and operational decision-making. Fathom believes that Adjusted EBITDA helps identify underlying trends in its business that otherwise could be masked by the effect of the expenses that the Company excludes in Adjusted EBITDA. In particular, Fathom believes the exclusion of share-based compensation expense and transaction-related costs associated with the Company's acquisition activity, provides a useful supplemental measure in evaluating the performance of its operations and provides better transparency into its results of operations. Adjusted EBITDA also excludes other income and expense, net which primarily includes nonrecurring items, such as, professional fees related to investigating potential financing and acquisition opportunities, if applicable.

Fathom is presenting the non-GAAP measure of Adjusted EBITDA to assist investors in seeing its financial performance through the eyes of management, and because the Company believes this measure provides an additional tool for investors to use in comparing Fathom's core financial performance over multiple periods with other companies in its industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. There are several limitations related to the use of Adjusted EBITDA compared to net income (loss), the closest comparable GAAP measure. Some of these limitations are that:

•	Adjusted EBITDA excludes share-based compensation expense related to restricted stock and restricted stock unit awards and stock options, which have been, and will continue to be for the foreseeable future, significant recurring expenses in Fathom's business and an important part of its compensation strategy;

•	Adjusted EBITDA excludes transaction-related costs primarily consisting of professional fees and any other costs incurred directly related to acquisition activity, which is an ongoing part of Fathom's growth strategy and therefore likely to occur; and

•	Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation and amortization of property and equipment and capitalized software, and acquisition related intangible asset costs, however, the assets being depreciated and amortized may have to be replaced in the future.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(UNAUDITED)
(In thousands)

	Three Months Ended December 31, 2024
	Low	High
Net loss	$(7,400)	$(7,300)
Stock based compensation	1,700	1,750
Litigation contingency	50	100
Depreciation and amortization	1,400	1,400
Other expense, net	750	750
Income tax expense (benefit)	50	50
Other non-cash items and transaction related costs	450	450
Adjusted EBITDA	$(3,000)	$(2,800)

My Home Group Acquisition

As previously announced, on November 4, 2024, Fathom Holdings acquired My Home Group, a premier Arizona-based brokerage ranked 27th in the nation by transaction volume. The strategic acquisition has significantly expanded Fathom's national footprint in Arizona, strengthened its agent network, and underscored the Company’s commitment to providing comprehensive, technology-driven real estate solutions across the United States.

The integration of My Home Group into the Fathom platform is progressing as planned. The Company remains confident that the acquisition will contribute over $110 million in revenue for the full year of 2025.

Bitcoin Treasury Strategy

On January 21, 2025, our Board approved and adopted a corporate treasury strategy, adopting bitcoin as a treasury reserve asset on an ongoing basis, subject to market conditions and our anticipated cash needs, instead of solely looking to keep cash in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. federal government.

We view bitcoin as a reliable store of value. We believe it has unique characteristics as a scarce and finite asset that can serve as a reasonable inflation hedge and safe haven amid global instability. Bitcoin is often compared to gold, which has been viewed as a dependable store of value throughout history. Gold’s value has appreciated substantially over time. For example, 25 years ago, the price of gold was approximately $500 per ounce. In 2024, the price of gold has traded higher than $2,700 per ounce. As of January 17, 2025, the total market capitalization of gold was approximately $18.0 trillion compared to approximately $1.9 trillion for bitcoin. Bitcoin is a highly volatile asset that has traded below $39,000 per bitcoin and above $108,000 per bitcoin on Coinbase in the 12 months preceding the date of this prospectus supplement. More recently, between November 2024 and December 2024, bitcoin has traded above $108,000 per bitcoin and below $69,000 per bitcoin on Coinbase. While highly volatile, bitcoin’s price has also appreciated significantly since bitcoin’s inception in January 2009 (at zero per bitcoin). We believe that a substantial portion of bitcoin’s appreciation is attributable to the view that bitcoin is or will become a reliable store of value. Like gold, bitcoin is also viewed as a scarce asset; the ultimate supply of bitcoin is limited to 21 million coins and approximately 95% of its supply already exists.

We believe that bitcoin’s finite, digital and decentralized nature as well as its architectural resilience make it preferable to gold, which, as noted above, has a market capitalization approximately nine times higher than the market capitalization of bitcoin as of January 17, 2025. Given our belief that bitcoin is a comparable and possibly better store of value than gold, we believe that bitcoin has the potential to approach or exceed the value of gold over time. Given the substantial gap in value between gold and bitcoin based on current market capitalization, we believe that bitcoin has the potential to generate outsize returns as it gains increasing acceptance as “digital gold.” We believe that the growing global acceptance and “institutionalization” of bitcoin supports our view that bitcoin is a reliable store of value. We believe that bitcoin’s unique attributes discussed above not only differentiate it from fiat money, but also from other cryptocurrency assets, and for that reason, we have no plans to purchase cryptocurrency assets other than bitcoin. However, as noted above, bitcoin has been highly volatile, and our strategy to invest in it involves risk. See “Risk Factors—Risks Related to our Bitcoin Treasure Strategy”.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and all of the other information in this prospectus supplement and the accompanying prospectus, including our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 AND STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

Risks Relating to this Offering

A substantial number of common stock may be sold in the market during this offering, which may depress the market price for our common stock.

Sales of a substantial number of our common stock in the public market during this offering, including after any purchase you make pursuant to this offering, could cause the market price of our common stock to decline. There can be no assurance that any of the common stock being offered under this prospectus supplement will be sold or the price at which any such shares might be sold.

We will have broad discretion in how we use the net proceeds of this offering. We might not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. The failure by our management to apply these funds effectively, including in our pursuit of our new bitcoin acquisition strategy, could result in financial losses that could cause the price of our common stock to decline and delay the development of additional products and services. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common stock or other securities convertible into or exchangeable for our common stock at prices that might not be the same as the price per share paid by investors in this offering. We may sell common stock or other securities convertible into or exchangeable for our common stock in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing common stock or other securities convertible into or exchangeable for our common stock in the future could have rights superior to existing stockholders. The price per share at which we sell additional common stock or other securities convertible or exchangeable into our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Investors in this offering will experience immediate dilution in the book value per share of the common stock purchased in the offering.

The common stock sold in this offering, if any, will be sold from time to time at various prices. However, the expected offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the sale of our common stock at an assumed offering price of $1.33 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on January 22 2025, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $15.9 million, or $0.79 per share of common stock. See “Dilution” on page S-17 of this prospectus supplement.

The actual number of shares we will issue under the sales agreement with the Agent, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with the Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Agent.

The common stock offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock. Furthermore, we may in the future become subject to additional contractual restrictions on, or prohibitions against, the payment of dividends.

Risks Relating to our Bitcoin Treasury Strategy

Our bitcoin treasury strategy could expose us to various risks associated with bitcoin.

Our bitcoin treasury strategy could expose us to various risks associated with bitcoin, including the following:

Bitcoin is a highly volatile asset. Bitcoin is a highly volatile asset that has traded below $39,000 per bitcoin and above $108,000 per bitcoin on Coinbase in the 12 months preceding the date of this prospectus supplement. The trading price of bitcoin was significantly lower during prior periods, and such decline may occur again in the future.

Bitcoin does not pay interest or dividends. Bitcoin does not pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.

Our bitcoin treasury strategy has not been tested. This bitcoin treasury strategy has not been tested. Although we believe bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of bitcoin declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our bitcoin acquisition strategy or actions we undertake to implement it. If bitcoin prices were to decrease or our bitcoin acquisition strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our common stock would be materially adversely impacted.

We will be subject to counterparty risks, including in particular risks relating to our custodians. Although we intend to implement various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the bitcoin we may own in custody accounts at U.S.-based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our common stock.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of bitcoin. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Any similar bankruptcies, closures, liquidations and other events might result in a loss or misappropriation of our intended bitcoin holdings, or adversely impact our access to our bitcoin holdings. Or, any such bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry may negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks.

Accounting treatment of our bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results. In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-08, which will require us to measure any in-scope crypto assets (including bitcoin holdings) at fair value on our balance sheet, and to recognize gains and losses from changes in the fair value of bitcoin in net income each reporting period. ASU 2023-08 will also require us to provide certain interim and annual disclosures with respect to bitcoin holdings. The standard is effective for our interim and annual periods beginning January 1, 2025. Due in particular to the volatility in the price of bitcoin, to the extent we invest in bitcoin we expect ASU 2023-08 to increase the volatility of our financial results, and affect the carrying value of bitcoin on our balance sheet, and it could also have adverse tax consequences, which in turn could have a material adverse effect on our financial results and the market price of our common stock.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Changes in our ownership of bitcoin could have accounting, regulatory and other impacts. While we currently intend to own bitcoin directly, we may investigate other potential approaches to owning bitcoin, including indirect ownership (for example, through ownership interests in a fund that owns bitcoin). If we were to own all or a portion of our bitcoin in a different manner, the accounting treatment for our bitcoin, our ability to use our bitcoin as collateral for additional borrowings, and the regulatory requirements to which we are subject, may correspondingly change. For example, the volatile nature of bitcoin may force us to liquidate our holdings to use it as collateral, which could be negatively effected by any disruptions in the crypto market, and if liquidated, the value of the collateral would not reflect potential gains in market value of bitcoin, all of which could negatively affect our business and implementation of our bitcoin strategy.

We may use the net proceeds from this offering to purchase bitcoin, the price of which has been, and will likely continue to be, highly volatile.

We may use the net proceeds from this offering to purchase bitcoin. Bitcoin is a highly volatile asset that has traded below $39,000 per bitcoin and above $108,000 per bitcoin on Coinbase in the 12 months preceding the date of this prospectus supplement. More recently, between November 2024 and December 2024, bitcoin has traded above $108,000 per bitcoin and below $69,000 per bitcoin on Coinbase. In addition, bitcoin does not pay interest or other returns and so ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of bitcoin following our purchases of bitcoin with the net proceeds from this offering. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch, the SEC, the European Union’s Markets in Crypto Assets Regulation, among others have been active in recent years, and in the U.K., the Financial Services and Markets Act 2023, or FSMA 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.

Recent actions by U.S. banking regulators have reduced the ability of bitcoin-related services providers to gain access to banking services and liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our common stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus supplement.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in bitcoins exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoins that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoins that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our bitcoins at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if bitcoin is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As bitcoin and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For examples, see “Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” above.

If bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our common stock. See “Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our common stock” above. Moreover, the risks of us engaging in a bitcoin treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Our intended bitcoin holdings may be less liquid than our existing cash and cash equivalents and might not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the bitcoin markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we might not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our bitcoin holdings might not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, bitcoin we may hold with our custodians and transact with our trade execution partners might not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin.

Bitcoin trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin trading venues, including prominent exchanges that handle a significant volume of bitcoin trading and/or are subject to regulatory oversight, in the event one or more bitcoin trading venues cease or pause for a prolonged period the trading of bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its June 5, 2023, complaint that Binance Holdings Ltd. committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived false trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin. Negative perception, a lack of stability in the broader bitcoin markets and the closure, temporary shutdown or operational disruption of bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in bitcoin and the broader bitcoin ecosystem and greater volatility in the price of bitcoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. The price of our common stock may be affected by the value of our bitcoin holdings and the failure of a major participant in the bitcoin ecosystem could have a material adverse effect on the market price of our common stock.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Currently, we intend to hold any bitcoin we may own in custody accounts at U.S.-based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

•	a partial or total loss of our bitcoin in a manner that might not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our bitcoin:
•	harm to our reputation and brand;
•	improper disclosure of data and violations of applicable data privacy and other laws; or
•	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader bitcoin blockchain ecosystem or in the use of the bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we might not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $10,000,000 from time to time, through or to the Agent. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds of this offering for working capital and other general corporate purposes, including the acquisition of bitcoin under our bitcoin treasury strategy. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any specific acquisition as of the date of this prospectus supplement. Accordingly, we will retain broad discretion over the use of these proceeds. To the extent we do not use the net proceeds as described above, we intend to invest any remaining net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. federal government.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors. Any future declaration and payment of cash dividends or other distributions of capital will depend on our financial condition, earnings, cash needs, capital requirements (including requirements of our subsidiaries), contractual, legal, tax and regulatory restrictions, and any other factors that our Board of Directors deem relevant in making such a determination. Therefore, we cannot assure you that we will pay any cash dividends or other distributions to holders of our common stock, or as to the amount of any such cash dividends or other distributions.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value of our common stock as of September 30, 2024 was approximately $6.2 million, or $0.29 per share of our common stock based upon 21,798,554 shares outstanding. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. “Dilution in net tangible book value per share” represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement.

Assuming that an aggregate of 7,518,796 shares of our common stock are sold during the term of the sales agreement at an assumed price of $1.33, the last reported sale price of our common stock on the Nasdaq Capital Market on January 22, 2025, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been approximately $15.9 million, or $0.25 per share of common stock. This represents an immediate dilution in net tangible book value of $0.25 per share to existing stockholders and an immediate dilution in net tangible book value of $0.25 per share to new investors in this offering. The following table illustrates this calculation on a per share basis.

Assumed public offering price per share		$1.33
Net tangible book value per share as of September 30, 2024	$0.29
Increase in net tangible book value per share attributable to new investors	0.25
As adjusted net tangible book value per share as of September 30, 2024 after giving effect to this offering		0.54
Dilution per share to new investors in this offering		$0.79

The above discussion and table are based on 21,798,554 shares of our common stock issued and outstanding as of September 30, 2024.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Roth Capital Partners, LLC (the “Agent”) under which we may offer and sell up to $10,000,000 of our shares of common stock from time to time through the Agent. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. The Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K on even date herewith and will be incorporated by reference into this prospectus supplement.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify the Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Agent, unless the Agent declines to accept the terms of such notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and the Agent is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of Continental Stock Transfer & Trust or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Agent a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agent for the fees and disbursements of its counsel (i) initially, in an amount not to exceed $40,000 in connection with the establishment of the at-the-market offering, and (ii) thereafter, in an amount not to exceed $5,000 for due diligence on a quarterly basis. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Agent under the terms of the Sales Agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

We will report at least quarterly (i) the number of shares of common stock sold through the Agent under the Sales Agreement and (ii) the net proceeds to us.

The Agent will provide written confirmation to us before the open on the Nasdaq Capital Market on the day following each day on which shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the corresponding sales price and the issuance price payable to us.

In connection with the sale of the shares of common stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Agent may be required to make in respect of such liabilities.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the sales agreement as permitted therein. We and the Agent may each terminate the Sales Agreement at any time with the termination going into effect at on the fifth day following the date of notice, or by the Agent at any time in certain circumstances, including the occurrence of a material and adverse change in our business or financial condition that makes it impractical or inadvisable to market our common stock or to enforce contracts for the sale of our common stock.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to a report filed under the Exchange Act with the SEC and is incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Agent may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the Agent may at any time hold long or short positions in such securities.

To the extent required by Regulation M, the Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Agent, and the Agent may distribute the prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina will pass upon certain legal matters relating to the issuance and sale of the common stock offered hereby on behalf of Fathom Holdings Inc. Certain legal matters in connection with this offering will be passed upon for the Agent by Pryor Cashman LLP, New York, New York.

EXPERTS

The financial statements of Fathom Holdings Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants. Our SEC filings, including our registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov.

We maintain a website at www.fathomrealty.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-39412. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 19, 2024 (as amended on April 29, 2024 and July 2, 2024);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 13, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as filed with the SEC on August 13, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as filed with the SEC on November 12, 2024;

•	our Current Reports on Form 8-K filed with the SEC on May 9, 2024, August 19, 2024, September 27, 2024, and November 7, 2024 in each case only to the extent the information in such report is filed and not furnished; and

•	the description of our common stock contained our Registration Statement on Form 8-A as filed with the SEC on July 28, 2020, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, including exhibits to these documents. You should direct any requests for documents to Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, NC 27518, telephone (888) 455-6040.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights and/or
Units

Up to 4,402,761 Shares of Common Stock Offered by the Selling Shareholder

We may offer and sell from time to time up to $100,000,000 of our shares of common stock; shares of preferred stock; debt securities; warrants; rights to purchase common stock, preferred stock, debt securities or units; or units that include any of these securities, in one or more offerings in amounts, at prices and on terms that we will determine at the time of offering.

The selling shareholder named in this prospectus may offer and sell up to an aggregate of 4,402,761 shares of our common stock from time to time in one or more offerings in amounts, at prices and on terms that will be determined at the time of such offerings. We will not receive any proceeds from any sale of our common stock by the selling shareholder.

This prospectus provides you with a general description of our common stock that we and the selling shareholder may offer as well as other securities that we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. In the case of an offering by the selling shareholder, information about the selling shareholder, including the relationship between the selling shareholder and us, will also be included in the applicable prospectus supplement. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in “Where You Can Find Additional Information” and “Incorporation of Documents by Reference”, before you invest in our securities.

The aggregate market value of our outstanding common stock held by non-affiliates as of the date of this prospectus is $44.4 million, based on 20,624,967 shares of outstanding common stock held by non-affiliates, and a per share price of $3.70, based on the closing sale price of our common stock on December 21, 2023 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period if our public float, measured in accordance with such instruction, remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We are an “emerging growth company” under the federal securities laws and, as such, we are subject to reduced public company disclosure standards.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, to read about factors you should consider before investing in our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “FTHM”. The last reported sale price of our common stock on December 27, 2023 was $3.72 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 11, 2024

xxi

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process or continuous offering process. By using a shelf registration statement, we and/or the selling shareholder to be named in a prospectus supplement to this prospectus may, from time to time, offer shares of our common stock; and we may, from time to time, offer shares of our preferred stock, debt securities, warrants for such securities, rights to purchase our securities, and/or units that include any of these securities, in one or more offerings, up to a total dollar amount of  $100,000,000.

This prospectus provides you with a general description of the securities we and/or the selling shareholder may offer. Each time we and/or the selling shareholder offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

We and/or the selling shareholder may sell the securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. See “Plan of Distribution” on page 10. A prospectus supplement, which we will provide to you each time we and/or the selling shareholder offer securities using this registration statement, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with any applicable prospectus supplements and the documents incorporated by reference into this prospectus or any prospectus supplement, will include material information relating to the offering. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the selling shareholder have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any prospectus supplement. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any prospectus supplement or any sale of a security.

To the extent there are inconsistencies between this prospectus, any prospectus supplement and any documents incorporated by reference, the document with the most recent date will control.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement.

Unless the context indicates otherwise, as used in this prospectus, the terms “Fathom,” “we,” “us,” “our,” “the Company,” “our Company” and “our business” refer to Fathom Holdings Inc. and its direct and indirect subsidiaries.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus regarding our strategy, future operations, future product research or development, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this prospectus are subject to a number of risks, including, but are not limited to:

•	the risks associated with government spending, inflation, the Federal Reserve’s policies and rate increases, and the unprecedented rapid increase in mortgage interest rates;

•	our ability to remain an innovative leader in the real estate industry;

•	whether or not we are able to effectively manage rapid growth in our business;

•	our failure to prevent security breaches, cybersecurity incidents, and interruptions, delays and failures in our systems and operations;

•	the risks associated with the COVID-19 pandemic;

•	our ability to grow in the various local markets that we serve or expand into adjacent markets;

•	whether or not we are successful in identifying and pursuing new business opportunities;

•	our value proposition for agents, including allowing them to keep more of their commissions than traditional companies do, and receive equity in our Company;

•	our ability to make sure agents understand our value proposition so that we can attract, retain and incentivize agents;

•	our ability to attract and retain additional qualified agents and other personnel;

•	our ability to compete effectively with existing and new companies in the real estate industry;

•	the risks associated with making meaningful comparisons of successive quarters;

•	our non-GAAP operating performance, as reported using Adjusted EBITDA, which is not equivalent to net income (loss) as determined under GAAP;

•	our ability to protect the privacy of employees, independent contractors, or consumers or personal information that they share with us so that we do not harm our reputation and business;

•	our failure to be able to expand, maintain and improve the systems and technologies upon which we rely on to operate;

•	if we fail to maintain compliance with the law and regulations of federal, state, foreign, county governmental authorities, or private associations and governing boards, including anti-trust laws that are the subject of ongoing litigation in a number of states, such as Texas where we have been named as a defendant;

•	our ability to sell originated loans;

•	our ability to obtain sufficient financing to fund the origination of mortgage loans and grow our mortgage business;

•	our ability to establish and maintain effective internal controls over financial reporting;

•	the risks associated with the failure of our mortgage business to sell its originated loans;

•	the risks associated with the loss of our current executive officers or other key management;

•	the risks associated with employee or agent litigation and unfavorable publicity;

•	our failure to protect intellectual property rights;

•	our ability to be able to evaluate potential vendors, suppliers and other business partners for acquisition in order to accelerate growth;

•	our ability to integrate our recently acquired businesses;

•	our future revenues and growth prospects and our dependence on other contractors;

•	our potential need to acquire additional capital to support business growth, which might not be available on acceptable terms, if at all;

•	our ability to obtain sufficient additional capital on reasonable terms in order to grow our business;

•	the risks associated with litigation filed by or against us, and adverse results therefrom;

•	our ability to manage technology that is currently being developed in foreign countries, including Brazil, which makes us subject to certain risks associated with foreign laws and regulations; and

•	other factors discussed elsewhere in this prospectus and in any prospectus supplement and in any document incorporated herein or therein by reference.

We might not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included more detailed disclosure about important factors in the cautionary statements included in this prospectus, particularly under “Risk Factors” on page 7 of this prospectus and the documents incorporated herein that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. The environment in which we operate is highly competitive and rapidly changing and it is not possible for our management to predict all risks, as new risks emerge from time to time, such as the unprecedented increases in interest rates and the anti-trust litigation against many participants in the real estate industry in a number of states, including Texas where we have been named as a defendant.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus. You also should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed in this prospectus.

THE COMPANY

Overview

Fathom Holdings Inc. is a technology-driven, real estate services platform integrating residential brokerage, mortgage, title, insurance, and SaaS offerings to brokerages and agents by leveraging its proprietary cloud-based software, intelliAgent. The Company's brands include Fathom Realty, Dagley Insurance, Encompass Lending, intelliAgent, Real Results, and Verus Title, with operations in over 30 states across the United States.

In exchange for our real estate services, we are compensated by commission income earned upon closing of the sale of a property or execution of a lease. Typically, within the brokerage industry, all brokers involved in a sale are compensated based on commission rates negotiated in a listing agreement. Agents on the “buy” and “sell” sides of each transaction share the total commission identified in the listing agreement. We may provide services to the buyer, seller, or both parties to a transaction.

Our commission model is designed to empower real estate agents to build a more profitable business by allowing them to keep a higher percentage of their commission without sacrificing support, technology, or training. We believe that by simply joining our Company, agents from traditional model brokerages can increase their income by over 25% on average. More importantly, agents are able to take that increase and reinvest it into their marketing thereby increasing their number of transactions and revenue.

As we attract more agents to our low-cost real estate brokerage, we have more opportunities to capture additional revenue from the transactions through mortgage, title, and insurance offerings.

Generally speaking, there are only two ways to make more money in real estate: increase revenue or decrease expenses. Our low flat transaction fee model provides agents with more money to outspend their competition on marketing while netting the same amount of money as an agent at a traditional brokerage. Traditional brokerage companies retain between 20% and 50% in commission splits from their agents. Below is an example of a traditional brokerage company’s commission model assuming a 30% split, versus our commission model. This is an example of potential commission savings, and results similar to the example below are not guaranteed.

We believe our commission model also allows agents to directly compete against discount brokerages and other disruptive new competitors. The flat transaction fee that we charge to our agents allows them to charge whatever commission they need to be highly competitive.

We recognize revenue from the brokerage business primarily through the commissions that our agents charge their clients. In fiscal 2023, through December 31, 2023, from the gross commission revenue, we keep a flat transaction fee of $550 and the remainder is paid to the agent. Annually for each agent, this $550 transaction fee is charged for the agent’s first 15 sales per agent’s anniversary year and then $150 per sale for the rest of their anniversary year. For leases, we recognize revenue through lease commissions negotiated between our agents and landlords, and we retain $85 per transaction and the remainder is paid to the agent. Each year, every agent also pays a fee of $600 on their first sale (recognized in Cost of Revenue over the year), which helps cover our operating costs such as technology, errors and omissions insurance, training, and oversight. In 2023, our average cost to recruit a new agent was $950 and our annual costs associated with each agent was $425, so we break even in an agent’s first year if he or she closes just two sales.

Beginning January 1, 2024, the annual fee on an agent’s first transaction will increase to $700. In addition, we will collect a new High-Value Property fee on sales of properties over $600,000. This new High-Value Property fee will consist of an additional $200 on properties priced between $600,000 and $999,999. Then, there will be an additional fee of $250 charged for each $500,000 over a $1,000,000 property price.

In just ten years since we launched our Company, we have grown rapidly with operations in over 37 states or districts. We have been included in the Inc. 500 list of fastest growing businesses in the United States each year from 2014 through 2017, and the Inc. 5000 for 2018 and 2019 prior to taking the Company public. In March of 2021, we were ranked as the 9th largest independent real estate brokerage firm and the 11th overall largest brokerage firm in the United States. These rankings were published by The Real Trends Five Hundred based on several criteria including transaction sides, sales volume, affiliation, top movers, core services, and others. Fathom has also been listed in the top three spots for the Top 100 Places to Work in Dallas Fort Worth four years in a row by the Dallas Morning News.

As of September 30, 2023, we had approximately 11,333 agent licenses. This figure represents growth of approximately 13.4% year-over-year.

In November of 2020, we finalized our acquisition of Verus Title Inc., a technology-based provider of title insurance services for the residential real estate market (“Verus”). Verus currently operates in 30 states, utilizing a virtual model with minimal offices, with plans for a full U.S. rollout over the long-term. We believe this acquisition has the potential to increase our revenue per agent and per transaction as we integrate Verus into our various markets across the United States.

In March of 2021 we, through our wholly owned subsidiary IntelliAgent, LLC, completed the acquisition of technology platform Naberly Solutions to reduce Fathom’s reliance on third-party technology providers and offer more robust technology to agents to help them grow their businesses.

In March of 2021, we also finalized the acquisition of Red Barn Real Estate, an approximately 230 agent real estate brokerage located in the Atlanta, Georgia market.

In April 2021, we purchased 100% of the outstanding capital stock of E4:9 Holdings, Inc., a holding company with three operating subsidiaries, Encompass Lending Group (mortgage), Dagley Insurance Agency (home, auto, and other insurance) and Real Results (lead generation). These companies are expected to provide agents and associates with new opportunities to grow their businesses, while giving consumers a one-stop-shop for all of their housing needs.

Also in April 2021 we purchased 100% of outstanding capital stock of LiveBy, Inc., a SaaS business with a technology platform that offers competitive, hyper-local tools for real estate professionals.

In June 2021 we completed the acquisition of the real estate brokerage business of Epic Realty, LLC, a growing regional brokerage based in greater Boise, Idaho, with approximately 350 agents.

Recent Developments

As previously reported by us in a Current Report on Form 8-K filed on November 28, 2023, we have been named as a defendant in a purported class action complaint in the United States District Court for the Eastern District of Texas Sherman Division, filed on November 13, 2023, by plaintiffs QJ Team, LLC and Five Points Holdings, LLC, individually and on behalf of all other persons similarly situated. A second purported class action complaint was filed on December 14, 2023, by plaintiffs Julie Martin, Mark Adams and Adelaida Matta in the same court, naming us as a defendant along with others, many of whom are also named in the first lawsuit. These lawsuits are purportedly brought on behalf of a class consisting of all persons who listed properties on a Multiple Listing Service in Texas (the “MLS) using a listing agent or broker affiliated with one of the defendants named in the lawsuits and paid a buyer broker commission beginning on November 13, 2019. The lawsuits allege unlawful conspiracy in violation of federal antitrust law and, against certain defendants (but not us) deceptive trade practices under the Texas Deceptive Trade Practices Act. We expect additional lawsuits to be filed, given the breadth of the residential real estate industry and the volume of participants in the residential real estate industry in Texas and the rest of the United States.

Though we intend to vigorously defend ourselves as we believe the lawsuits are particularly without merit with respect to us because of our flat fee business model, we cannot predict with certainty the cost of our defense, the cost of prosecution, insurance coverage, or the ultimate outcome of the lawsuits and any others that might be filed in the future, including remedies or damage awards. Adverse results in such litigation might harm our business and financial condition. Moreover, defending these lawsuits, regardless of their merits, could entail substantial expense and require the time and attention of our key management personnel.

Corporate Information

We were incorporated under the laws of the state of North Carolina on May 5, 2017 as a private company. We completed our initial public offering in July 2020.

Our principal executive offices are located at 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina, NC 27518 and our telephone number is (888) 455-6040. Our corporate website address is www.fathomrealty.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act will be made available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not incorporated into this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the JOBS Act and therefore we may take advantage of certain exemptions from various public company reporting requirements. As an “emerging growth company”:

•	we will present no more than two years of audited financial statements and no more than two years of related management’s discussion and analysis of financial condition and results of operations;

•	we will avail ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act (this exemption was recently extended indefinitely for smaller reporting companies, as defined in Rule 12b-2 of the Exchange Act, with revenue of less than $100 million);

•	we will provide less extensive disclosure about our executive compensation arrangements; and

•	we will not require shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

However, we have chosen to irrevocably opt out of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. We will remain an “emerging growth company” for up to five years, although we will cease to be an “emerging growth company” upon the earliest of (1) December 31, 2025, (2) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more, (3) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities, and (4) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described herein and in “Risk Factors” in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of our securities may also discuss certain risks of investing in that offering. The risks incorporated herein by reference and set forth or incorporated by reference in any prospectus supplement are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, the value of any other securities we may issue could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered by us pursuant to this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities by us under this prospectus for general corporate purposes, including financing growth by obtaining agents at a faster pace, developing new services and funding capital expenditures, acquisitions, and investments, and general and administrative expenses. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities by us. Pending the application of any net proceeds, we intend to invest the net proceeds generally in short-term, investment grade, interest-bearing securities. In the case of a sale of shares of our common stock by the selling shareholder, we will not receive any proceeds from the sale of those shares of our common stock.

SELLING SHAREHOLDER

This prospectus also relates to the possible resale by one of our shareholders of up to an aggregate of 4,402,761 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act) that were previously acquired by selling shareholder as founder’s shares in connection with our formation, through private offerings prior to our initial public offering, as equity compensation in the form of restricted shares or restricted share units pursuant to the Company’s 2017 Stock Plan and/or the Company’s 2019 Omnibus Stock Incentive Plan. Unless the context otherwise requires, as used in this prospectus, “selling shareholder” includes the selling shareholder named in the table below and his affiliates, donees, pledgees, transferees or other successors-in-interest selling shares received from the selling shareholder as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement. We are registering the shares of common stock in order to permit the selling shareholder to offer the shares for resale from time to time.

The selling shareholder is Joshua Harley, our founder and formerly our Chairman, Chief Executive Officer and a director of the Company. The selling shareholder is not an affiliate of any broker-dealer.

The following table, based upon information currently known by us, sets forth as of December 29, 2023: (i) the number of shares of common stock held of record or beneficially by the selling shareholder as of such date (as determined below); and (ii) the number of shares that may be offered under this prospectus by the selling shareholder. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling shareholder and information filed with the SEC. Each selling shareholder may sell or transfer all or a portion of his or her shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act. The address for the selling shareholder is c/o Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina. Applicable percentage ownership is based on 20,624,964 shares of our common stock outstanding as of December 22, 2023.

Name and Address	Number of Shares Beneficially Owned Prior to Offering (1)		Number of Shares Registered for Sale		Number of Shares to be Owned after the Offering		Percent of Outstanding Shares to be Owned after the Offering
Joshua Harley	4,745,793	(2)	4,402,761	(3)	343,032	(4)	*	%

(1)	We do not know when or in what amounts the selling shareholder will offer shares for sale, if at all. The selling shareholder may sell any or all of the shares included in and offered by this prospectus. Because the selling shareholder may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling shareholder after completion of this offering. However, for purposes of this table, we have assumed that after completion of this offering, none of the shares included in and covered by this prospectus will be held by the selling shareholder.

(2)	Consists of (i) 1,846,295 shares held by Mr. Harley; (ii) 9,558 shares under a restricted stock award that will vest in full on July 2, 2024; 4,426 shares under a restricted award that will vest in full on July 1, 2024; 18,466 shares under a restricted award that will vest in full on November 30, 2024; 29,616 shares under a restricted award that will vest in full on July 2, 2024; 31,888 shares under a restricted award that vested in full on December 14, 2023; 47,170 shares under a restricted award that vested in full on December 14, 2023; 58,140 shares under a restricted award that will vest in full on July 2, 2024; and 58,824 shares under a restricted award that will vest in full on August 30, 2024; (iii) 225,000 shares issuable under restricted stock units that vest in full on September 10, 2024; (iv) an aggregate of 1,710,346 shares held by three trusts for which Mr. Harley serves as a trustee and one of which he is a beneficiary; (v) 363,032 shares held in trust for Mr. Harley’s wife in which Mr. Harley has voting control; and (vi) 343,032 shares that are held in trust for Mr. Harley’s brother-in-law in which Mr. Harley has voting control.

(3)	Consists of (i) 1,846,295 shares held by Mr. Harley; (ii) 9,558 shares under a restricted stock award that will vest in full on July 2, 2024; 4,426 shares under a restricted award that will vest in full on July 1, 2024; 18,466 shares under a restricted award that will vest in full on November 30, 2024; 29,616 shares under a restricted award that will vest in full on July 2, 2024; 31,888 shares under a restricted award that vested in full on December 14, 2023; 47,170 shares under a restricted award that vested in full on December 14, 2023; 58,140 shares under a restricted award that will vest in full on July 2, 2024; and 58,824 shares under a restricted award that will vest in full on August 30, 2024; (iii) 225,000 shares issuable under restricted stock units that vest in full on September 10, 2024; (iv) an aggregate of 1,710,346 shares held by three trusts for which Mr. Harley serves as a trustee and one of which he is a beneficiary; (v) 363,032 shares held in trust for Mr. Harley’s wife in which Mr. Harley has voting control.

(4)	Consists of 343,032 shares that are held in trust for Mr. Harley’s brother-in-law in which Mr. Harley has voting control.

PLAN OF DISTRIBUTION

We and/or the selling shareholder, if applicable, may sell securities pursuant to this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and/or the selling shareholder may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We and/or the selling shareholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any selling shareholder, and their relationship to us;

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds and use of proceeds, if any, we will receive from the sale;

•	any public offering price;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we and/or the selling shareholder will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale, and we and/or the selling shareholder will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we and/or the selling shareholder may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If such option is granted, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we and/or the selling shareholder will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us and/or the selling shareholder to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we and/or the selling shareholder will authorize underwriters or other persons acting as our and/or the selling shareholder’s agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our and/or the ’ approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our and/or the selling shareholder’s agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling shareholder. Any remarketing firm will be identified and the terms of its agreement, if any, with us and/or the selling shareholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us and/or the selling shareholder or one or more of our or the selling shareholder’s respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us and/or the selling shareholder, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

The selling shareholder may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes the material terms of our capital stock as of the date of this prospectus. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Restated Articles of Incorporation, as amended, and our Second Amended and Restated Bylaws, and to the provisions of applicable North Carolina law.

General

Our authorized capital stock consists of 100,000,000 shares of common stock with no par value, of which 20,624,964 shares were issued and outstanding as of December 22, 2023. Our common stock may be issued from time to time without prior approval by our shareholders. Our common stock may be issued for such consideration as may be fixed from time to time by our Board of Directors (the “Board”).

Common Stock

Our Company, a North Carolina corporation, is authorized to issue 100,000,000 shares of common stock with no par value per share. Each share of common stock has one vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common shareholders are not entitled to cumulative voting for election of our Board. In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities.

Holders of common stock are entitled to receive ratably such dividends as may be declared by our Board out of funds legally available therefor as well as any distributions to the common shareholders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

Options and Restricted Stock Units

As of December 22, 2023, we had outstanding (i) options to purchase an aggregate of 147,707 shares of our common stock, with a weighted average exercise price of $11.87 per share, and (ii) 1,977,495 shares reserved for issuance under outstanding unvested restricted stock units, under our 2017 Stock Plan and 2019 Omnibus Stock Incentive Plan.

Warrants

As of December 22, 2023, we had outstanding warrants to purchase an aggregate of 240,100 shares of our common stock, exercisable at a per share exercise price of $11.00, and exercisable at any time through August 4, 2025.

Charter, Bylaw and Statutory Provisions Having Potential “Anti-takeover” Effects

The following paragraphs summarize certain provisions of our Restated Articles of Incorporation, as amended, our Second Amended and Restated Bylaws and North Carolina law that may have the effect, or be used as a means, of delaying or preventing attempts to acquire us, take control of our Company, or to remove or replace incumbent directors, that are not first approved by our Board, even if those proposed actions are favored by our shareholders.

•	Authorized Shares. Our Restated Articles of Incorporation, as amended, currently authorize the issuance of 100,000,000 shares of common stock. Our Board is authorized to approve the issuance of shares of our common stock from time to time. This provision gives our Board flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and grants of stock options. However, our Board’s authority also could be used, consistent with our Board’s fiduciary duty, to deter future attempts to gain control of the Company by issuing additional common stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks to gain control.

•	Advance Notice of Director Nominations. Our Second Amended and Restated Bylaws provide for advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors. Pursuant to these provisions, to be timely, a shareholder’s notice must meet certain requirements with respect to its content and be received at our principal executive offices, addressed to the secretary of our Company, within the proscribed time periods. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

•	Special Meetings of Shareholders. Our Second Amended and Restated Bylaws provide that special meetings of our shareholders may be called only by or at the direction of (a) our Board, (b) the Chairman of our Board, or (c) our President of the Company or (d) shareholders holding a majority of outstanding common stock.

•	Amendment of Bylaws. Subject to certain limitations under North Carolina law, our Second Amended and Restated Bylaws may be amended or repealed by either our Board or our shareholders. Therefore, our Board is authorized to amend or repeal bylaws without the approval of our shareholders. However, a bylaw adopted, amended or repealed by our shareholders may not be readopted, amended or repealed by our Board alone unless our articles of incorporation or a bylaw adopted by our shareholders authorizes our Board to adopt, amend or repeal that particular bylaw or the bylaws generally.

•	Action by Written Consent. Our Restated Articles of Incorporation, as amended, provide that no action by written consent of our shareholders can be taken without a meeting.

Choice of Forum

Our Second Amended and Restated Bylaws provide that, unless we consent in writing to the selection of an alternative forum, North Carolina state court is, to the fullest extent permitted by law, the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of the Company;

•	any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s shareholders;

•	any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the North Carolina Business Corporation Act or the Company’s articles of incorporation or bylaws (as either may be amended from time to time); or

•	any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Second Amended and Restated Bylaws to be inapplicable or unenforceable in such action. These provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act, Securities Act or any other claim for which the federal courts have exclusive or concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This provision of our Second Amended and Restated Bylaws could have the effect of discouraging others from attempting hostile takeovers and may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Trading Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “FTHM”.

Transfer Agent

The transfer agent of our common stock is Continental Stock Transfer & Trust Company. Their address is 1 State Street Plaza, 30th Floor, New York, NY 10004.

DESCRIPTION OF PREFERRED STOCK

As of December 22, 2023, no shares of preferred stock had been issued or were outstanding and we are not authorized to issue any shares of preferred stock; however, it is possible that we could amend our Restated Articles of Incorporation, as amended, to authorize the issuance of shares of preferred stock.

We will file as an exhibit to the Registration Statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation or amendment to our Restated Articles of Incorporation, as amended, that describes the terms of any series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following: (i) the title and stated value; (ii) the number of shares we are offering; (iii) the liquidation preference per share; (iv) the purchase price; (v) the dividend rate, period and payment date and method of calculation for dividends; (vi) whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate; (vii) the provisions for a sinking fund, if any; (viii) the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights; (ix) whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period; (x) whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period; (xi) voting rights, if any, of the preferred stock; (xii) preemptive rights, if any; (xiii) restrictions on transfer, sale or other assignment, if any; (xiv) a discussion of any material United States federal income tax considerations applicable to the preferred stock; (xv) the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; (xvi) any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs and (xvii) any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions as follows and will be filed, along with a form of warrant certificate, as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the exercise price for shares of our common stock or preferred stock and the number of shares of common stock or preferred stock to be received upon exercise of the warrants;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if warrant holders may not continuously exercise the warrants throughout that period, the specific date or dates on which the warrant holders may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or the common stock issuable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Each warrant will entitle the holder of the warrant to purchase for cash, or via net exercise, an amount of securities at the exercise price set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of any debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we may offer under a prospectus supplement may differ from the terms described below. For any debt securities that we offer, an indenture (and any relevant supplemental indenture), if required, will contain additional important terms and provisions, the form of which we filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. We will file any definitive indenture as an exhibit to reports that we file with the SEC and incorporate by reference in this prospectus and the applicable prospectus supplement. Any indenture would be qualified under the Trust Indenture Act of 1939, as amended.

With respect to any debt securities that we issue, we will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

•	the maturity date;

•	the principal amount due at maturity;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be convertible into shares of our common stock or our preferred stock and, if so, the terms of such conversion;

•	whether or not the debt securities will be secured or unsecured by some or all of our assets, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which and the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

•	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	any provisions for payment of additional amounts for taxes;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	events of default;

•	whether we and/or the indenture trustee may change an indenture without the consent of any holders;

•	the form of debt security and how it may be exchanged and transferred;

•	description of the indenture trustee and paying agent, and the method of payments; and

•	any other specified terms, preferences, rights or limitations of, or restrictions on, the debt securities and any terms that may be required by us or advisable under applicable laws or regulations.

We summarize below the material terms of the form of indenture, if required, or indicate which material terms will be described in the applicable prospectus supplement. The indenture:

•	does not limit the amount of debt securities that we may issue;

•	allows us to issue debt securities in one or more series;

•	does not require us to issue all of the debt securities of a series at the same time;

•	allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provides that the debt securities may be secured or unsecured, as may be set forth in the applicable prospectus supplement.

DESCRIPTION OF THE RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting, backstop or other arrangements with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we would distribute certificates evidencing the rights and a prospectus supplement to our shareholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

•	in the case of rights to purchase units, the type and number of securities comprising the units, and the number of units purchasable upon exercise of one right;

•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of rights agreement and rights certificate that describe the terms of the rights we are offering before the issuance of rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a rights certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to shareholders, to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as described in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF THE UNITS

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, warrants, or rights in any combination and in one or more series. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may choose to evidence each series of units by unit certificates that we would issue under separate agreements. If we choose to evidence the units by unit certificate, we will enter into unit agreements with a unit agent and will indicate the name and address of the unit agent in the applicable prospectus supplement related to the particular series of units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement, unit certificate, as may be applicable, and any supplemental agreements that describe the terms of the units we are offering before the issuance of the units.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina. Additional legal matters may be passed upon for us, the selling shareholder or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The financial statements of Fathom Holdings Inc. incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023, as amended on May 1, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 11, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the SEC on August 10, 2023;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 9, 2023;

•	our Current Reports on Form 8-K, filed with the SEC on March 10, April 14, June 28, July 6, August 28, November 13, November 28 and December 4, 2023; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on July 28, 2020 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof and thereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated by reference or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information incorporated by reference into this prospectus. Requests should be directed to the Secretary at Fathom Holdings Inc., 2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518, phone (888) 455-6040. You may also find these documents in the “Investors” section of our website, fathomrealty.com. The information on our website is not incorporated into this prospectus.

23

Up to $10,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

January 23, 2025